Exhibit 23.12

CONSENT OF PERSON NAMED TO BECOME DIRECTOR

UBS Group AG (“UBS Group”) is filing a Registration Statement on Form F-4 (together with the offer to exchange/prospectus included therein, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the exchange offer by UBS Group described in the Registration Statement. In connection therewith, I hereby consent, pursuant to Rule 438 under the Securities Act, to being named and described as a person to become a member of the board of directors of UBS Group in the Registration Statement and any amendments or supplements thereto or in any subsequent Registration Statement on Form F-4 filed pursuant to Rule 462(b) under the Securities Act. I also consent to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

In witness whereof, this Consent is signed and dated as of June 9, 2014.

/s/ Helmut Panke
Name:	Helmut Panke